Exhibit 1

Joint Filing Statement

Statement Pursuant to Rule 13d-1(k)(1)

The undersigned hereby consent and agree to file a joint statement on Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the common stock, par value $0.001 per share, of Energy Recovery, Inc. beneficially owned by them, together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Statement pursuant to Rule 13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.

Dated: February 16, 2018	Sundt AS

	By:	/s/ Jakob A. Iqbal
Name: Jakob A. Iqbal
Title: Investment Director

CGS Holdings AS

By:	/s/ Leiv Askvig
Name: Leiv Askvig
Title: Chief Executive Officer

Helene Sundt AS

By:	/s/ Leiv Askvig
Name: Leiv Askvig
Title: Chief Executive Officer

/s/ Christian Gruner Sundt
Christian Gruner Sundt

/s/ Else Helene Sundt
Else Helene Sundt

/s/ Leiv Askvig
Leiv Askvig

/s/ Jakob Asif Iqbal
Jakob Asif Iqbal